[Evergreen logo]

EVERGREEN CORE PLUS BOND FUND

       (FORMERLY EVERGREEN DIVERSIFIED BOND FUND)

200 Berkeley Street Boston, Massachusetts  02116-5034

IMPORTANT INFORMATION REGARDING YOUR

INVESTMENT IN THE EVERGREEN FUNDS

Dear Shareholder,

Recently we mailed proxy material to shareholders regarding the upcoming Special Meeting of Shareholders scheduled for September 21, 2007.  At this time the Fund’s records indicate that you have yet to give proxy voting instructions for the matters set forth on the Special Meeting’s agenda.  It is extremely important to represent your shares at the meeting no matter the size of your investment.

We strongly encourage you to vote your shares today.  Voting is easy.  You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

Vote by Touchtone:   You may cast your vote by calling the toll-free number on the enclosed proxy card.

Vote Through the Internet:  You may cast your vote using the internet, by visiting  the Internet address located on the enclosed proxy card and following the instructions on the website.

Vote by Mail:  You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the prepaid postage return envelope provided.

YOUR PARTICIPATION IS IMPORTANT.

PLEASE VOTE TODAY!

If you have any questions relating to this Special Meeting or voting your shares, you may call our proxy specialist’s toll free at (800) 499-8519 extension 625 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday.  You may also contact this number to request additional proxy materials.  As the meeting date approaches, you may receive a call encouraging you to vote your shares in order to be represented at the Meeting.

Thank you for your time and consideration.